UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2007

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	000-28506	98-043-9758
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 20th Floor (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement

On August 10 and 13, 2007, Genco Shipping & Trading Limited (the “Company”) entered into  agreements with affiliates of Evalend Shipping Co. S.A. under which the Company is to purchase six drybulk vessels for an aggregate price of approximately $336 million.  The acquisition is subject to customary closing conditions, and the vessels are expected to be delivered in the fourth quarter of 2007.  Genco plans to finance the acquisition of the six vessels through borrowings under its existing $1.4 billion credit facility.  A copy of the Company’s press release announcing these agreements is attached hereto as Exhibit 99.1 and incorporated into this Item 1.01 by reference, except for the third and fifth paragraphs which contain quoted remarks.

Item 9.	Financial Statements and Exhibits

(c)   Exhibits

Exhibit No.	Description

99.1	Press Release dated August 14, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    GENCO SHIPPING & TRADING LIMITED

                    DATE:  August 14, 2007

                                    /s/ Robert Gerald Buchanan
                    Robert Gerald Buchanan
                                    President

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 14, 2007.

4